SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2008 (August 20, 2008)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2008, The Nasdaq Stock Market LLC (“NASDAQ”) notified Tri-S Security Corporation (the “Company”) that, based on the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, the Company does not comply with NASDAQ Marketplace Rule 4310(c)(3) (the “Rule”), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity.

As a result, NASDAQ is reviewing the Company’s eligibility for the continued listing of its securities on The Nasdaq Capital Market. In accordance with NASDAQ requirements, the Company has until September 4, 2008, to submit a plan that it believes will allow it to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements. The Company expects to submit its plan on or prior to the September 4, 2008 deadline. If, after conclusion of its review process, NASDAQ determines that the Company’s plan does not adequately address the issues noted, then NASDAQ will provide written notice to the Company that its securities will be delisted from The Nasdaq Capital Market. At that time, the Company would be afforded an opportunity to request a hearing before a NASDAQ Listing Qualifications Panel.

On August 26, 2008, the Company issued a press release disclosing receipt of the NASDAQ notification. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

99.1	Press release dated August 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: August 26, 2008

EXHIBIT INDEX

99.1	Press release dated August 26, 2008.